Exhibit 99.1

Kohl’s Reports First Quarter Fiscal 2022 Financial Results

•	First quarter net sales and comparable sales decrease 5.2%

•	First quarter diluted earnings per share of $0.11

•	Updates full year 2022 financial outlook

•	Board continues to run a robust process to explore all strategic initiatives to maximize value

MENOMONEE FALLS, Wis.—(BUSINESS WIRE)—May 19, 2022— Kohl’s Corporation (NYSE:KSS) today reported results for the quarter ended April 30, 2022.

	Three Months
($ in millions, except per share data)	2022	2021	Change
Total revenue	$3,715	$3,887	(4.4%)
Net sales(1)	(5.2%)	69.5%
Gross margin	38.3%	39.0%	(69) bps
Selling, general, and administrative expenses	$1,293	$1,170	10.5%
Reported
Net income	$14	$14	0%
Diluted earnings per share	$0.11	$0.09	22%
Non-GAAP(2)
Adjusted net income	$14	$165	(92%)
Adjusted diluted earnings per share	$0.11	$1.05	(90%)

(1)	Represents change in Net sales vs. prior year period.
(2)	Amounts shown for the three months ended April 30, 2022 are GAAP as there are no adjustments to Non-GAAP. These amounts are shown for comparability purposes.

“The year has started out below our expectations. Following a strong start to the quarter with positive low-single digits comps through late March, sales considerably weakened in April as we encountered macro headwinds related to lapping last year’s stimulus and an inflationary consumer environment. We remain committed to our long-term strategy and are encouraged that our updated store experience, with Sephora at Kohl’s shops, delivered positive comparable store sales across these 200 locations for the quarter. We continue to expect our business to improve as the year progresses, with growth in the second half as we benefit from the roll out of 400 additional Sephora stores, enhanced loyalty rewards and further investment in our stores,” said Michelle Gass, Kohl’s chief executive officer.

“Regarding our review of strategic alternatives, we continue to engage with multiple interested parties. We have formally communicated the specific procedures for the submission of actionable bids due in the coming weeks. We continue with our detailed diligence phase and are pleased with the number of parties who recognize the value of our business and plan,” said Gass.

Updated 2022 Financial Outlook

The Company is updating its full year 2022 financial outlook to include the following:

•	Net sales is now expected to be in the range of 0% to 1% as compared to the prior year

•	Operating margin is now expected to be in the range of 7.0% to 7.2%

•	Earnings per share is now expected to be in the range of $6.45 to $6.85, excluding any non-recurring charges

Process Update

The Kohl’s Board is thoroughly testing the Company’s standalone strategic plan against potential alternatives and has designated its Finance Committee to lead the ongoing review of expressions of interest. The Board engaged Goldman Sachs to conduct a broad process to explore strategic alternatives, which to date has included engagement with over 25 parties. Multiple bidders have been invited to a data room containing over 550,000 pages across over 55,000 documents, as well as meetings with management. While preliminary, non-binding proposals have been received, further diligence is ongoing and the Board has requested fully-financed final bids to be submitted in the coming weeks.

Dividend

As previously announced, on May 10, 2022, Kohl’s Board of Directors declared a quarterly cash dividend on the Company’s common stock of $0.50 per share. The dividend is payable June 22, 2022 to shareholders of record at the close of business on June 8, 2022.

First Quarter 2022 Earnings Conference Call

Kohl’s will host its quarterly earnings conference call at 9:00 am ET on May 19, 2022. A webcast of the conference call and the related presentation materials will be available via the Company’s web site at investors.kohls.com, both live and after the call.

Cautionary Statement Regarding Forward-Looking Information and Non-GAAP Measures

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements, including statements regarding the outcome and timing of the strategic review process, are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements, and there can be no guarantee that the process will result in an agreement to sell the Company or that any such agreement will ultimately be consummated. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

In this press release, the Company provides information regarding adjusted net income and adjusted diluted earnings per share, which are not recognized terms under U.S. generally accepted accounting principles (“GAAP”) and do not purport to be alternatives to net income as a measure of operating performance. A reconciliation of adjusted net income and adjusted diluted earnings per share is provided in this release. The Company believes that the use of these non-GAAP financial measures provides investors with enhanced visibility into its results with respect to the impact of certain costs. Because not all companies use identical calculations, these presentations may not be comparable to other similarly titled measures of other companies.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
(Dollars in Millions, Except per Share Data)	April 30, 2022	May 1, 2021
Net sales	$3,471	$3,662
Other revenue	244	225

Total revenue	3,715	3,887
Cost of merchandise sold	2,140	2,233
Gross margin rate	38.3%	39.0%
Operating expenses:
Selling, general, and administrative	1,293	1,170
As a percent of total revenue	34.8%	30.1%
Depreciation and amortization	200	211

Operating income	82	273
Interest expense, net	68	67
Loss on extinguishment of debt	—	201

Income before income taxes	14	5
(Benefit) for income taxes	—	(9)

Net income	$14	$14

Average number of shares:
Basic	127	154
Diluted	129	156
Earnings per share:
Basic	$0.11	$0.09
Diluted	$0.11	$0.09

ADJUSTED NET INCOME AND DILUTED EARNINGS PER SHARE, NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Dollars in Millions, Except per Share Data)	Three Months Ended
	April 30, 2022	May 1, 2021
Net income
GAAP	$14	$14
Loss on extinguishment of debt	—	201
Income tax impact of items noted above	—	(50)

Adjusted (non-GAAP)(1)	$14	$165

Diluted earnings per share
GAAP	$0.11	$0.09
Loss on extinguishment of debt	—	1.29
Income tax impact of items noted above	—	(0.33)

Adjusted (non-GAAP)(1)	$0.11	$1.05

(1)	Amounts shown for the three months ended April 30, 2022 are GAAP as there are no adjustments to Non-GAAP. These amounts are shown for comparability purposes.

KOHL’S CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in Millions)	April 30, 2022	May 1, 2021
Assets
Current assets:
Cash and cash equivalents	$646	$1,609
Merchandise inventories	3,736	2,667
Other	381	919

Total current assets	4,763	5,195
Property and equipment, net	7,790	6,653
Operating leases	2,224	2,392
Other assets	476	449

Total assets	$15,253	$14,689

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,679	$1,378
Accrued liabilities	1,316	1,289
Current portion of:
Long-term debt	164	—
Finance leases and financing obligations	108	112
Operating leases	127	159

Total current liabilities	3,394	2,938
Long-term debt	1,746	1,909
Finance leases and financing obligations	2,584	1,473
Operating leases	2,474	2,620
Deferred income taxes	209	242
Other long-term liabilities	390	390
Shareholders’ equity	4,456	5,117

Total liabilities and shareholders’ equity	$15,253	$14,689

KOHL’S CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
(Dollars in Millions)	April 30, 2022	May 1, 2021
Operating activities
Net income	$14	$14
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	200	211
Share-based compensation	18	12
Deferred income tax expense	2	(65)
Loss on extinguishment of debt	—	201
Non-cash lease expense	31	38
Other non-cash expense	3	7
Changes in operating assets and liabilities:
Merchandise inventories	(668)	(75)
Other current and long-term assets	(42)	31
Accounts payable	(4)	(99)
Accrued and other long-term liabilities	17	42
Operating lease liabilities	(31)	(39)

Net cash (used in) provided by operating activities	(460)	278

Investing activities
Acquisition of property and equipment	(221)	(59)
Proceeds from sale of real estate	4	2

Net cash used in investing activities	(217)	(57)

Financing activities
Proceeds from issuance of debt	—	500
Deferred financing costs	—	(5)
Treasury stock purchases	(158)	(46)
Shares withheld for taxes on vested stock-based awards	(18)	(22)
Dividends paid	(63)	(39)
Reduction of long-term borrowings	—	(1,044)
Premium paid on redemption of debt	—	(192)
Finance lease and financing obligation payments	(29)	(33)
Proceeds from financing obligations	4	—
Proceeds from stock option exercises	—	1
Other	—	(3)

Net cash used in financing activities	(264)	(883)

Net decrease in cash and cash equivalents	(941)	(662)
Cash and cash equivalents at beginning of period	1,587	2,271

Cash and cash equivalents at end of period	$646	$1,609